UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 27, 2014

INOGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36309	33-0989359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

326 Bollay Drive

Goleta, California

(Address of principal executive offices, including zip code)

(805) 562-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (“Amendment No. 2”) amends our Current Report on Form 8-K, filed on March 27, 2014, as amended by the Current Report on Form 8-K filed on March 31, 2014 (“Amendment No. 1”). The amended and restated disclosure is set forth below.

Item 2.02. Results of Operations and Financial Condition.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Amendment No. 1 stated that “the press release furnished in the prior version of this Form 8-K referenced ‘net income, including the one-time tax asset benefit attributable to common stockholders for the three months ended December 31, 2013, was $20.1 million, or $0.79 per diluted common share, compared with ($1.6) million, or ($5.71) loss per diluted common share, for the comparative 2012 period’ ” and that the “prior disclosure should have referenced $1.11 per diluted common share for the three months ended December 31, 2013.”

This Amendment No. 2 is being filed because Amendment No. 1 should have stated that the press release referenced net income attributable to common stockholders of $0.89 (not $0.79) per diluted common share for the three months ended December 31, 2013. Amendment No. 1 should have also stated that Company recorded net income attributable to common stockholders of $0.79 (not $1.11) per diluted common share for the three months ended December 31, 2013.

The corrected per diluted common share numbers are included in our Annual Report on Form 10-K, previously filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Inogen, Inc. Press Release, dated March 27, 2014. *

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOGEN, INC.

By:	/s/ Alison Bauerlein
Alison Bauerlein Executive Vice President, Finance, Chief Financial Officer, Secretary and Treasurer

Date: April 1, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Inogen, Inc. Press Release, dated March 27, 2014. *

*	Previously filed.